UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2006

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 30, 2006, Morris Lichtenstein was appointed Chief Operating Officer of IDT Corporation.  In connection with the appointment, Mr. Lichtenstein resigned from his position as Chief Executive Officer and Treasurer of IDT Telecom, Inc., the Registrant’s largest subsidiary (“IDT Telecom”), and Executive Vice President of Business Development of the Registrant. Mr. Lichtenstein remains Chairman of the Board of IDT Telecom. Prior to his recent appointment, Mr. Lichtenstein had already been an executive officer of the Registrant and his compensation arrangements were disclosed in the Registrant’s proxy statement, filed November 1, 2005.

Mr. Lichtenstein served as the Executive Vice President of Business Development of the Registrant since January 2000. From January 1999 to December 1999, Mr. Lichtenstein served as Controller of the Registrant. Since May 2001, Mr. Lichtenstein has also served as the Vice Chairman of the Board of Directors and Chief Executive Officer of IDT Telecom. From 1988 to 1998, Mr. Lichtenstein was the Controller of Mademoiselle Knitwear, Inc. Mr. Lichtenstein received a B.A. from Touro College. Mr. Lichtenstein is 41.

Effective January 30, 2006, the Registrant appointed Mr. Yona Katz to succeed Mr. Lichtenstein as Chief Executive Officer and Treasurer of IDT Telecom and as Executive Vice President of Business Development of the Registrant.

Mr. Katz has served as Chief Operating Officer of IDT Telecom since February 2003.  Mr. Katz has also served as Executive Vice President of IDT Telecom, Chief Operating Officer of IDT Ventures and Vice President of Finance of the Registrant since joining the Registrant in 1999.  From 1996 to 1999, Mr. Katz was Chief Operating Officer of Dollspart Supply.  Mr. Katz has an M.B.A. in Finance from Baruch and a B.S. in Mathematics from Touro College. Mr. Katz is 35.

Mr. Lichtenstein and Mr. Katz have informed the Registrant that they are not related to any other board member or executive officer of the Registrant or IDT Telecom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Date: February 1, 2006	By:	/s/ JAMES A. COURTER
James A. Courter
Chief Executive Officer